Exhibit 99.1

News Release
COMPELLENT SETS REVENUE RECORD WITH 14TH CONSECUTIVE QUARTERLY
INCREASE
“Flight to Efficiency” Drives End-User Demand;
Revenue Up 53 Percent from the First Quarter of 2008
EDEN PRAIRIE, Minn., April 30, 2009 — Compellent Technologies, Inc. (NYSE: CML), a leading provider of enterprise-class network storage solutions, today announced record revenue in its first quarter due to continued demand for its innovative storage solutions. Highlights from the first quarter ended March 31, 2009 include:
•	Revenue of $28.1 million representing the company’s 14th consecutive quarterly increase. Revenue grew 53 percent from the first quarter of 2008 and four percent sequentially from the fourth quarter of 2008.

•	GAAP net income was $1.0 million, or $0.03 per share. Non-GAAP net income was $1.8 million, or $0.06 per share, adjusting for non-cash stock compensation expense.

•	End-users totaled 1,376 at March 31, 2009 compared with 1,278 at year-end 2008.

•	Cash and investments were $103.4 million compared with $100.3 million at December 31, 2008.
“Despite a challenging macro-economic environment, Compellent continued to demonstrate the value of its efficient, easy-to-use, cost-effective storage solution, achieving another quarter of strong financial results,” said Phil Soran, President and CEO of Compellent. “As data storage requirements continue to expand, we are benefitting from the ‘flight to efficiency’ trend. End users are looking for more innovative alternatives, and we can deliver it. I am proud that in this difficult economic environment we were able to deliver revenue growth, good expense control, and continued profitability.”
“In addition, our channel-assisted sales model and virtual manufacturing enable us to run a very lean, efficient operation and positions us well in this challenging market. While we have seen the effects of the economic slowdown, including longer approval cycles, there is still demand for storage innovation,” Mr. Soran concluded.
Additional financial highlights include:
•	Gross margin was 52.8 percent in the first quarter of 2009 compared to 52.2 percent in the first quarter of 2008.

•	Operating expenses increased 17 percent in the first quarter compared to the first quarter of 2008, reflecting increased investment in technology and sales team expansion.

•	Operating profit was $793,000 in the first quarter of 2009 compared with an operating loss of $2.5 million in the first quarter of 2008.

Conference Call
The company has scheduled a conference call to discuss its first quarter results and current business developments today, April 30, at 4:30 pm ET. To access the call, dial 800-257-6607 domestically or 303-262-2140 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-405-2236 for U.S. callers or 303-590-3000 for those calling outside the U.S. The password required to access the replay is 11130338#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its second quarter 2009 financial results.
Non-GAAP Measure
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses a non-GAAP measure of net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation expense. The company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs for end users, the company’s momentum and growth, the company’s marketing positioning, and the advantages of the company’s business model are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2009	2008
	(unaudited)

Revenues
Product	$21,289	$14,876
Support and services	6,784	3,437

Total revenues	28,073	18,313

Cost of revenues
Cost of product	10,827	7,347
Cost of support and services	2,424	1,408

Total cost of revenues	13,251	8,755

Gross profit	14,822	9,558

Operating expenses
Sales and marketing	9,819	7,953
Research and development	2,810	2,348
General and administrative	1,400	1,745

Total operating expenses	14,029	12,046

Income (loss) from operations	793	(2,488)

Interest income	496	872

Income (loss) before taxes	1,289	(1,616)

Income tax expense	(275)	—

Net income (loss)	$1,014	$(1,616)

Net income (loss) per weighted average share, basic	$0.03	$(0.05)
Weighted average shares, basic	30,647	30,344
Net income (loss) per weighted average share, diluted	$0.03	$(0.05)
Weighted average shares, diluted	32,662	30,344

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$45,513	$51,989
Short-term investments	29,891	$29,146
Accounts receivable, net	20,697	19,167
Inventories, net	3,214	3,564
Other current assets	2,343	1,592

Total current assets	101,658	105,458

Long-term investments	27,965	19,153
Property and equipment, net	3,985	3,446

Total assets	$133,608	$128,057

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,173	$2,885
Accrued liabilities	5,415	6,314
Deferred revenue, current	17,796	15,128

Total current liabilities	27,384	24,327

Deferred revenue, non-current	6,393	5,464

Stockholders’ equity	99,831	98,266

Total liabilities and stockholders’ equity	$133,608	$128,057

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended March 31,
	2009	2008
	(unaudited)

Operating activities
Net income (loss)	$1,014	$(1,616)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	494	296
Stock-based compensation expense	788	453
Changes in operating assets and liabilities	2,079	728

Net cash provided by (used in) operating activities	4,375	(139)

Investing activities
Purchases of property and equipment	(1,033)	(594)
Purchases of investments, net	(9,880)	(5,174)

Net cash used in Investing activities	(10,913)	(5,768)

Net cash provided by financing activities	62	5

Net decrease in cash and cash equivalents	(6,476)	(5,902)

Cash and cash equivalents, beginning of period	51,989	82,382

Cash and cash equivalents, end of period	$45,513	$76,480

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)

GAAP net income (loss)	$1,014	$(1,616)

Stock-based compensation expense:
Cost of product	14	34
Cost of support and services	63	—
Sales and marketing	349	192
Research and development	146	88
General and administrative	216	139

Total stock-based compensation expense	788	453

Non-GAAP net income (loss), adjusted for stock-based compensation expense	$1,802	$(1,163)

Non-GAAP net income (loss) per weighted average share, diluted, adjusted for stock-based compensation expense	$0.06	$(0.04)

Weighted average shares, diluted	32,662	30,344